UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 29, 2019

AQUA METALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37515	47-1169572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2500 Peru Dr.

McCarran, Nevada 89437

(Address of principal executive offices)

(775) 525-1936

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Securities registered pursuant to Section 12(b)of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock: Par value $.001	AQMS	Nasdaq Capital Market

Item 8.01 Other Information.

On November 29, 2019, a fire occurred at our lead recycling facility at the Tahoe Regional Industrial Center, or TRIC, in McCarran, Nevada. The cause of the fire is under investigation and not known at this time, and we are continuing to assess the resulting damage. However, as of the date of this report, it appears that the fire has caused significant damage to various key components of our lead recycling equipment, including significant damage to all 16 of our presently installed AquaRefining modules.

We are currently reviewing available insurance coverage and the financial impact of the damage.

We have suspended all operations at TRIC except those related to clean-up and damage assessment. Until such time as we have completed our assessment of the fire damage and available insurance coverage, we are unable to estimate a timeline for resuming lead recycling operations. As of the date of this report, however, we expect it to be at least several months before we are able to resume operations. In addition, resuming operations will be subject to our receipt of additional capital by way of insurance recovery or otherwise.

On December 2, 2019, Aqua Metals Inc. issued a press release announcing the fire at its TRIC facility. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is being filed herewith:

Exhibits	Description
99.1	Press Release dated December 2, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA METALS, INC.

Dated: December 2, 2019	/s/ Stephen Cotton
Stephen Cotton,
President and Chief Executive Officer